THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
CYTOMEDIX, INC.

Expires February 2, 2015

No.: W-FE-07-B-_____________	Number of Shares: _________
Date of Issuance: August 2, 2007

THIS IS TO CERTIFY THAT, for value received, _____________________________, or its assigns, (the “Holder”), is entitled to purchase from Cytomedix, Inc., a Delaware corporation (“Company”), ___________________________________ (_____________) shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), on the terms and conditions hereinafter set forth.

I.	Grant of Warrant

1.1 Grant and Vesting. The Company hereby grants to the Holder Warrants (“Warrants”) to purchase up to _________________________ (_____________________) shares of Common Stock at a purchase price equal to $1.50 per share of Common Stock (“Exercise Price”). The Warrants shall vest as to all shares of Common Stock immediately. The shares of Common Stock for which the Warrants may be exercised are referred to as the “Warrant Shares.”

1.2 Exercise Period. The Warrants shall be exercisable commencing on the date of original issuance of the Warrants (“Exercisability Date”) and continue to be exercisable for the period (“Exercise Period”) until 5:00 p.m., eastern time, on February 2, 2015.

1.3 Shares To Be Issued; Reservation of Shares. The Company covenants and agrees that (a) all of the securities issuable upon the exercise of the Warrants in accordance with the terms hereof will, upon issuance in accordance with the terms hereof and payment of the Exercise Price therefor, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof and (b) the Company will cause during the Exercise Period, there to be authorized and reserved a sufficient number of securities to provide for the exercise of the Warrants in full.

Warrant W-FE-07-B-________________	Page 1
Cytomedix, Inc.	August 2, 2007

II.	Adjustments to Warrants

2.1 Stock Splits and Combinations. If the Company shall combine all of its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares shall be proportionately decreased and the Exercise Price in effect immediately prior to such combination shall be proportionately increased, as of the effective date of such combination, as follows: (a) the number of Warrant Shares purchasable immediately prior to the effective date of such combination shall be adjusted so that the Holder of the Warrants, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrants would have owned and been entitled to receive as a result of the combination had the Warrants been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of this Warrants immediately thereafter. If the Company shall subdivide all of its outstanding shares of Common Stock, the number of Warrant Shares shall be proportionally increased and the Exercise Price in effect prior to such subdivision shall be proportionately decreased, as of the effective date of such subdivision, as follows: (a) the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to the effective date of such subdivision, shall be adjusted so that the Holder of the Warrants, if exercised on or after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrants would have owned and been entitled to receive as a result of the subdivision had the Warrants been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately thereafter.

2.2 Stock Dividends and Distributions. If the Company shall fix a record date for the holders of its Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then the number of Warrant Shares shall be proportionately increased and the Exercise Price in effect prior to the time of such issuance or the close of business on such record date shall be proportionately decreased, as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, as follows: (a) the number of Warrant Shares purchasable immediately prior to the time of such issuance or the close of business on such record date shall be adjusted so that the Holder of the Warrants, if exercised after that date, shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrants would have owned and been entitled to receive as a result of the dividend or distribution had the Warrants been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately thereafter.

Warrant W-FE-07-B-________________	Page 2
Cytomedix, Inc.	August 2, 2007

2.3 Other Dividends and Distributions. If the Company shall fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, for the applicable exercise price in effect prior thereto, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrants, the kind and number of securities of the Company which the Holder would have owned and been entitled to receive had the Warrants been exercised immediately prior to that date.

2.4 Reclassification, Exchange and Substitution. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article II), then the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the aggregate exercise price in effect prior thereto, the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by the holders of the number of shares of Common Stock for which the Warrants could have been exercised immediately prior to such recapitalization, reclassification or other change (in any event, subject to further anti-dilution protection as provided in this Article II).

2.5 Reorganizations, Mergers. Consolidations or Sales of Assets. If any of the following transactions (each, a “Special Transaction”) shall become effective: (a) a capital reorganization, share exchange or exchange offer (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Article II), (b) a consolidation or merger of the Company with and into another entity, or (c) a sale or conveyance of all or substantially all of the Company’s assets, then as a condition of any Special Transaction, lawful and adequate provision shall be made so that the Holder of the Warrants shall thereafter have the right to purchase and receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the applicable exercise price in effect immediately prior to such event, such shares of stock, other securities, cash or other assets as may be issued or payable in and pursuant to the terms of such Special Transaction to the holders of shares for which the Warrants could have been exercised immediately prior to such Special Transaction. In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder of the Warrants to the end that the provisions of the Warrants (including, without limitation, provisions for adjustment of the applicable exercise price and the number of Warrant Shares issuable upon the exercise of this Warrant), shall thereafter be applicable, as nearly as may be practicable, to any shares of stock, other securities, cash or other assets thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any Special Transaction unless prior to, or simultaneously with, the closing thereof; the successor entity and the issuer of the securities into which the Warrants are exercisable (if other than the Company), resulting from such Special Transaction, shall assume by a written instrument executed and mailed by certified mail or delivered to the Holder of the Warrants at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to the Holder such shares of stock, securities, cash or other assets, as in accordance with the foregoing provisions, which the Holder shall have the right to purchase.

Warrant W-FE-07-B-________________	Page 3
Cytomedix, Inc.	August 2, 2007

2.6 Notice. Whenever the Warrants or the number of Warrant Shares are to be adjusted as provided herein, the Company shall forthwith, as soon as reasonably practicable, cause to be sent to the Holder a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof.

2.7 Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of the Warrants. If any fraction of a share of Common Stock would be issuable upon the exercise of the Warrants, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported closing price of the Common Stock on the securities exchange or quotation system on which the shares of Common Stock are then listed or traded, as the case may be, if any, on the last business day prior to the date of exercise upon which such a sale shall have been effected, or, if the Common Stock is not so listed or traded on an exchange or quotation system, as the Board of Directors of the Company may in good faith determine.

2.8 Effect of Alternate Securities. If at any time, as a result of an adjustment made pursuant to this Article II, the Holder of the Warrants shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon exercise of the Warrants shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Article II.

Warrant W-FE-07-B-________________	Page 4
Cytomedix, Inc.	August 2, 2007

2.9 Successive Application. The provisions of this Article II shall apply from time to time to successive events covered by this Article II. Upon the occurrence of any event contemplated by this Article II, all references to Common Stock, to the Company and to other defined terms shall be equitably adjusted to protect the interests of the Holder.

2.10 Other Notices. In case at any time:

(i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

(ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company.

Then, in each such case, the Company shall give to the Holder of the Warrants (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least twenty (20) business days prior to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

2.11 Adjustments to Exercise Price. Notwithstanding anything herein, no adjustment to the Exercise Price shall be made with respect to the issuance of securities by the Company.

Warrant W-FE-07-B-________________	Page 5
Cytomedix, Inc.	August 2, 2007

III.	Exercise

3.1 Exercise of Warrants.

(a) The Holder may exercise the Warrants by (i) surrendering this Warrant with the form of exercise notice attached hereto duly executed by the Holder, and (ii) making payment to the Company of the aggregate Exercise Price for the applicable Warrant Shares in cash, by certified check or wire transfer of immediately available funds to an account designated by the Company. Upon any partial exercise of this Warrant, the Company, at its expense, shall promptly issue to the Holder for its surrendered Warrant a replacement Warrant identical in all respects to this Warrant, except that the number of Warrant Shares shall be reduced accordingly.

(b) Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder of the Warrants be entitled to exercise the Warrants (or portions thereof) if the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company), and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would at the time of exercise result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder.

(c) Each person in whose name any Warrant Share certificate is issued upon exercise of the Warrants shall for all purposes been deemed to have become the holder of record of the Warrant Shares for which the Warrants were exercised as of the date of exercise. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time after the Warrants shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If the Warrants shall have been exercised only in part, then, unless the Warrants have expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of Warrants which have not been exercised.

3.2 Issuance of Warrant Shares. The Warrant Shares purchased shall be issued to the Holder exercising the Warrants as of the close of business on the business day on which all actions and payments required to be taken or made by the Holder hereunder shall have been so taken or made. Certificates for the Warrant Shares so purchased shall be delivered to the Holder as soon as reasonably practicable after the Warrants are so exercised.

Warrant W-FE-07-B-________________	Page 6
Cytomedix, Inc.	August 2, 2007

IV.	Call

Commencing upon the effective date of a registration statement under the Securities Act, providing for the resale of the Warrant Shares (“Registration Statement”), the Company may call up to one hundred percent (100%) of this Warrant if the last reported closing price of the Common Stock on the securities exchange or quotation system on which the Common Stock is then listed or traded has been equal to or greater than $5.00 (as may be adjusted for any stock splits or combinations of the Common Stock) for a period of at least ten (10) consecutive trading days prior to the date of delivery of the Call Notice (a “Call Notice Period”) by providing the Holder of this Warrant written notice pursuant to Section 9.11 (the “Call Notice”); provided, that (a) the Registration Statement is then in effect, (b) trading in the Common Stock shall not have been suspended by the Securities and Exchange commission or the securities exchange or quotation system on which the Common Stock is then listed or traded, and (c) there are no contractual restrictions on the Holder's ability to sell the Called Warrant Shares pursuant to the Term Sheet Agreement between the Company and the Holder (or its successor) dated August 2, 2007, and the Shareholders Agreement between the Holder (or its successor) dated August 2, 2007. In the event that the Company issues a Call Notice, the rights and privileges granted pursuant to this Warrant with respect to fifty percent (50%) of the shares of Warrant Stock subject to the Call Notice (the “Called Warrant Shares”) shall expire on the forty-fifth (45th) day after the Holder receives the Call Notice (the “Early Termination Date”), and the rights and privileges granted pursuant to this Warrant with respect to the remaining Called Warrant Shares shall expire on the ninetieth (90th) day after the Holder receives the Call Notice (the “Late Termination Date”). If this Warrant is not exercised with respect to such Called Warrant Shares, the Issuer shall remit to the Holder of this Warrant (a) $.01 per Called Warrant Share and (b) a new Warrant representing the number of shares of Warrant Stock, if any, which shall not have been subject to the Call Notice upon the Holder tendering to the Issuer the applicable Warrant certificate. The Call Notice shall be deemed received by the Holder on the date actually received, but not later than one (1) business day after the Call Notice was properly posted or given to such express delivery service in accordance with Section 9.11. If made by telex, telecopy or other facsimile transmission in accordance with Section 9.11, the Call Notice shall be deemed to have been made and received at the time of dispatch.

V.	Rights of the Holder

5.1 No Rights or Liabilities as Shareholder. Except as provided herein, the Holder shall not, solely by virtue of the Warrants and prior to the issuance of the Warrant Shares upon due exercise hereof, be entitled to any rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Warrant W-FE-07-B-________________	Page 7
Cytomedix, Inc.	August 2, 2007

5.2 Certain Covenants. The Company will (a) take all such action as may be necessary or appropriate in order that the Warrant Shares will, upon issuance in accordance with the terms hereof and the payment of the Exercise Price therefor, be duly authorized, validly issued and outstanding, fully paid and non-assessable and (b) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of the Warrants against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of the Warrants above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants in accordance with the terms hereof and payment of the Exercise Price therefor.

VI.	Loss

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) reasonably satisfactory indemnification, and upon surrender and cancellation of the Warrant, if mutilated, the Company shall immediately execute and deliver a new Warrant of like tenor and date.

VII.	Legend On Warrant Shares

7.1 Legend. The certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

Warrant W-FE-07-B-________________	Page 8
Cytomedix, Inc.	August 2, 2007

VIII.	Registration Rights

The Holder shall be entitled to registration rights pursuant to the terms of that certain Registration Rights Agreement between the Company and the signatories thereto (the “Registration Rights Agreement”) of even date herewith.

IX.	Miscellaneous

9.1 Representations of the Company. The Company represents and warrants to the Holder as follows:

(a) The execution and delivery of the Warrants and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on part of the Company in accordance with its corporate organizational documents.

(b) This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(c) Upon issuance thereof in accordance with the terms hereof and payment of the Exercise Price therefor, all of the Warrant Shares will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.

(d) Except for filings under applicable state and federal securities laws, the Company has obtained all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations hereunder.

9.2 Assignment. The rights, obligations and duties of the Company hereunder shall not be assignable or otherwise transferable by the Company. The Warrants and the rights granted to the Holder hereof are transferable by the Holder, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company.

If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of the Warrants, the Warrants (or, in the case of any exercise, the Warrant Shares issuable hereunder), are not registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; provided that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first Holder of the Warrants, by taking and holding the same, represents to the Company that such Holder is acquiring the Warrants for investment and not with a view to the distribution thereof.

Warrant W-FE-07-B-________________	Page 9
Cytomedix, Inc.	August 2, 2007

9.3 Modification. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

9.4 Binding Effect and Benefit. The Warrants shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

9.5 Further Assurances. Company agrees that from time to time hereafter, upon request, it will, at its sole expense, execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of the Warrants.

9.6 Governing Law: Waiver of Jury Trial. THIS WARRANT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF DELAWARE. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY, AND THROUGH ITS RECEIPT OF THIS WARRANT THE HOLDER, HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN MONTGOMERY COUNTY, MARYLAND. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THE WARRANTS. THE COMPANY WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE HOLDER UNDER THE WARRANTS IN ANY STATE OR FEDERAL COURT LOCATED IN MONTGOMERY COUNTY, MARYLAND AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

Warrant W-FE-07-B-________________	Page 10
Cytomedix, Inc.	August 2, 2007

9.7 Incorporation by Reference. All exhibits and documents referred to in this Warrant shall be deemed incorporated herein by any reference thereto as if fully set out.

9.8 Counterparts. This Warrant may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.9 Survival of Agreements. All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Warrant.

9.10 Headings and Captions. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this Warrant.

9.11 Notice. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified or registered mail, postage prepaid, return receipt requested or (iv) sent by telex, telegraph or other facsimile transmission as follows:

If to Company addressed or delivered in person to:

Cytomedix, Inc.
Attn: Chief Financial Officer
416 Hungerford Dr., Suite 330
Rockville, Maryland 20850

If to the Holder, addressed or delivered in person to:

_________________________

_________________________

_________________________

or to such other address as either party may designate by notice in accordance with this Section.

Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than one (1) business day after the same was properly posted or given to such express delivery service and if made properly by telex, telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

Warrant W-FE-07-B-________________	Page 11
Cytomedix, Inc.	August 2, 2007

9.12 Severability. If any portion of this Warrant is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this Warrant is declared to be severable.

9.13 Waiver. No waiver of a default, breach or other violation of any provision of this Warrant shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the part of the Holder to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance thereof

9.14 Gender and Pronouns. Throughout this Warrant, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

9.15 Entire Agreement. This Warrant constitutes the entire agreement of the parties with respect to the subject matter contained herein, and supersedes any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

9.16 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of August 2, 2007.

CYTOMEDIX, INC.

By:
Andrew Maslan
Chief Financial Officer

Warrant W-FE-07-B-________________	Page 12
Cytomedix, Inc.	August 2, 2007

WARRANT
EXERCISE/ASSIGNMENT FORM
CYTOMEDIX, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Cytomedix, Inc. covered by the within Warrant.

Dated: __________________
Signature______________________
Address
___________________________
___________________________
SSN#______________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________
Signature___________________________
Address
_________________________
_________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________
Signature___________________________
Address
_________________________
_________________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-FE-07-B-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

Warrant W-FE-07-B-________________	Page 13
Cytomedix, Inc.	August 2, 2007